UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: March 24, 2008 (Date of earliest event reported)

Umpqua Holdings Corporation (Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia Street, Suite 1200 Portland, Oregon 97258 (address of Principal Executive Offices)(Zip Code) (503) 727-4100 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

(e) On March 24, 2008, the Company granted performance-based restricted stock units under the 2007 Long Term Incentive Plan to executive officers Raymond P. Davis, Brad F. Copeland, David M. Edson and William T. Fike. The grants are subject to both a performance-based vesting requirement and a three-year service vesting requirement. The performance-based vesting is based on growth of the Company’s net income excluding merger or acquisition related expenses for any applicable period, but including any amortization for core deposit intangible, as compared to a peer group of 19 financial institutions with total assets ranging from $4.8 billion to $15.9 billion. For performance-based vesting purposes, the units under each grant are divided into two tranches. The performance-based vesting of the first tranche is based on EPS Growth for the two year period ending December 31, 2009; vesting of the second tranche is based on EPS Growth over the three year period ending December 31, 2010. If the Company’s EPS Growth is negative for the first two years, the performance period for the first and second tranche will both be based upon the Company’s comparative EPS Growth rate over the three year period ending December 31, 2010. Units vested based on the performance-based measurement will not be fully vested unless the executive’s employment continues through February 15, 2011. The number of shares issued in settlement of the grant is based on the number of vested units. The target number of units under Mr. Davis’s grant is 42,000; under Mr. Copeland’s grant is 21,300; under Mr. Edson’s grant is 21,900; and under Mr. Fike’s grant is 19,500. Each of the executives has the possibility of receiving a maximum of 175% of their target units. The foregoing is a description of the material terms of the restricted stock units, does not purport to be complete and is qualified in its entirety by reference to the 2007 Plan and form of restricted stock unit agreement. A copy of the Plan was previously filed as Appendix B to the Company’s Proxy Statement for its 2007 annual meeting of shareholders, filed with the SEC on March 14, 2007. A copy of the form of agreement was previously filed as Exhibit 10.4 to the Company’s Form 10-Q filed August 3, 2007; the Company revised the peer group and length of vesting tranches for the 2008 grants, but all other material terms remain the same.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits. None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: March 24, 2008	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary